UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1307 Point Street, Baltimore, Maryland 21231

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000
____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2026, T. Rowe Price Group, Inc. (the “Company”) and Oak Hill Advisors, L.P. (“OHA”) announced that they entered into an updated evergreen operating arrangement which will continue to support OHA’s position as a leading alternatives firm serving institutional, insurance, wealth and retirement clients.

On April 21, 2026, the independent members (the “Independent Directors”) of the Board of Directors (the “Board”) of the Company upon the recommendation of the Executive Compensation and Management Development Committee of the Board (the “Compensation Committee”), approved an amended and restated employment agreement (the “Employment Agreement”) with Glenn R. August, the Chief Executive Officer of OHA. Pursuant to the Employment Agreement, Mr. August will continue his employment with the Company until his termination of employment as provided in the Employment Agreement. In connection with his employment, Mr. August will receive an annual base salary of $350,000, may receive an annual bonus and/or equity and other incentive payments under any other incentive plan that may from time to time be in effect and will participate in employee benefit plans generally on the same terms as the Company’s other employees. Mr. August will not receive any compensation in respect of his service as a member of the Company’s Board.

If the employment of Mr. August is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Employment Agreement), in addition to accrued benefits, he will be entitled to (a) 12 months of base salary continuation, (b) a prorated portion of his annual bonus for the year in which termination occurs, if any, based on actual results for such year and payable at the same time annual bonuses for such year are paid to other senior executives of the Company and (c) subject to his eligibility and timely election, the Company will pay the employer-paid portion of his COBRA coverage for 12 months following termination. Mr. August’s receipt of severance benefits, other than accrued benefits, is subject to his execution and nonrevocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants contained in the Employment Agreement.

Pursuant to the Employment Agreement, Mr. August will be subject to noncompetition and customer non-solicitation and noninterference covenants during employment ending the later of (i) one year following termination or (ii) December 31, 2028, and employee non-solicitation and noninterference covenants during employment and for two years following termination, and an on-going confidentiality obligation.

In addition, certain OHA employees, including Mr. August, would be eligible to receive an allocation of a defined percentage of the management fees and in-year performance revenue paid to OHA during the year (“OHA Cash Compensation Pool”) which will be used to provide annual bonus compensation. Bonuses for non-Partner employees are discretionary. On an annual basis at the beginning of each year, OHA Partners will be awarded an allocation percentage which will entitle them to a cash payment from the OHA Partner Cash Compensation Pool at or following the end of such year, in accordance with the OHA 2026 Partner Cash Compensation Pool Plan described below. OHA’s CEO determines participation and allocation of the bonus and incentive pools, with oversight by TRP’s CEO, CFO and Head of HR, and the allocation for the OHA CEO is approved by the Compensation Committee. Allocations may be adjusted for each year based on performance.

On April 21, 2026, the Compensation Committee approved the adoption of the OHA 2026 Partner Cash Compensation Partner Pool Plan pursuant to which Mr. August will be eligible for annual bonus compensation. The OHA Partner Cash Compensation Pool will be equal to the residual after paying non-partner OHA employees from the OHA Cash Compensation Pool. Beginning with the 2027 calendar year, a portion of variable compensation for OHA Partners who meet a certain cash compensation threshold will be deferred in the form of equity awards under the Company’s 2020 Long Term Incentive Plan (the “LTI Plan”), on terms expected to mirror the terms of the LTI Plan and applicable LTI Plan award agreements. The Compensation Committee approves the allocation percentage for Mr. August from the OHA Partner Cash Compensation Pool. For 2027, Mr. August was awarded a percentage of 16.333%. In addition Mr. August would be eligible to receive an award pursuant to a Supplemental Compensation Pool established under the OHA 2026 Partner Cash Compensation Pool Plan, to be determined each year by the Compensation Committee. The Supplemental Compensation Pool will be funded up to $20 million annually from 2027 through 2030, and awards will be made annually only to certain OHA Partners who are employed by the Corporation on the date the award is paid, after approval by the Compensation Committee.

On April 21, 2026, the Compensation Committee also approved the adoption of a Value Creation Incentive Plan (the “VCI Plan”) which will provide certain OHA employees, including Mr. August, the opportunity to receive incentive payments based on a percentage of cash fee revenue for a calendar year performance period, which percentage is set based on levels of growth in certain fee-related earnings. Amounts payable will be calculated annually (the “VCI

Pool”). Amounts payable from the VCI Pool will be included in an OHA Partner’s aggregate cash compensation for the purpose of determining deferrals to equity awards under the LTI Plan, as described above. Mr. August was awarded the right to receive 8.166% of the VCI Pool for the calendar year 2027 performance period, which is equal to 50% of Mr. August's 2027 awarded percentage under the OHA Partner Cash Compensation Pool.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Amended and Restated Employment Agreement as of April 21, 2026 between T. Rowe Price Group, Inc. and Glenn R. August

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
Vice President, General Counsel and Secretary
Date: April 22, 2026